UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2018

Bionik Laboratories Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-54717	27-1340346
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

483 Bay Street, N105 Toronto, ON	M5G 2C9
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 640-7887

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Agreement.

On March 30, 2018, Bionik Laboratories Corp. (“the Company”) and the holders of a majority in original aggregate principal amount of certain existing promissory notes, in the aggregate principal amount of approximately $5,000,000, issued by the Company to certain investors (the “Investors”) in December 2016 – December 2017 (the “Existing Notes”), agreed to amend the terms of all of the Existing Notes and warrants issued by the Company in relation to the Existing Notes (the “Existing Warrants”). Such amendments are evidenced, as applicable, by an Allonge to Convertible Promissory Notes, included as Exhibit 10.1 to this Current Report on Form 8-K (the “Note Allonge”), and an Allonge to Common Stock Purchase Warrant, included as Exhibit 10.2 to this Current Report on Form 8-K (the “Warrant Allonge”, and together with the Note Allonge, the “Allonges”). The Existing Notes were amended to revise the definition of a Qualified Financing from at least $7,000,000 to at least $2,000,000 and to provide that the Existing Notes will be automatically converted into New Round Stock (as defined in the Existing Notes) at March 31, 2018. The Existing Warrants were amended to provide that in the event the Company does not have sufficient authorized but unissued shares of common stock to issue to the Investors upon an exercise of the Existing Warrants, the Existing Warrants shall not be exercisable to the extent of such deficiency and the Company shall use its commercially reasonable efforts to seek and obtain requisite consent to (a) effect a reverse stock split of the Company’s common stock that allows for the issuance of the shares of common stock pursuant to the Existing Warrants without violating the authorized share number of the Company and/or (b) increase the Company’s authorized shares of common stock.

The foregoing is a brief description of the terms of the Allonges and is qualified in its entirety by reference to the full text of the Allonges, copies of which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, each of which are incorporated herein by reference.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 29, 2018, investors (the “Lenders”) of the Company subscribed for convertible promissory notes and loaned to the Company an aggregate of approximately $350,000 (the “Loans”). The Loans represent additional tranches borrowed pursuant to an up to $14,000,000 convertible note offering (the “Offering”), for total borrowed principal through March 29, 2018 of approximately $3,211,000 (not including the transactions contemplated by the Exchange Agreement below). All of the investors in the Offering are herein referred to as the “2018 Investors”, and all of the convertible promissory notes subscribed for pursuant to the Offering are herein referred to as the “2018 Notes”.

The Company intends to use the net proceeds from the Loans for the Company’s working capital and general corporate purposes.

The Loans bear interest at a fixed rate of 3% per month, beginning on the Issue Date (as defined in the 2018 Notes). Interest will be computed based on a 360-day year of twelve 30-day months and will be payable, along with the principal amount, on the earlier of: (a) March 31, 2018 and (b) the consummation of a Qualified Financing (as defined in the Notes) (the “Maturity Date”).

The 2018 Notes will be convertible into equity of the Company upon the following events on the following terms:

•	On the Maturity Date without any action on the part of the Lenders, the outstanding principal and accrued and unpaid interest under the 2018 Notes will be converted into shares of New Round Stock (as defined in the 2018 Notes) based upon a fifteen percent (15%) discount to the lesser of (i) (A) the VWAP (as defined in the 2018 Notes) average of the last 30 days ending on the closing of the Qualified Financing (or, in the event of multiple closings, the lowest VWAP average of the last 30 days ending on each closing of a Qualified Financing) in the event of a Maturity Date referred to in clause (b) of the definition thereof, or (B) the VWAP average of the last 30 days before the Maturity Date in the event of a Maturity Date referred to in clause (a) of the definition thereof, and (ii) $0.18.

•	Upon a Change of Control transaction (as defined in the 2018 Notes) prior to the Maturity Date, the (a) outstanding principal and (b) accrued and unpaid interest under the 2018 Notes would, at the election of the holders of a majority of the outstanding principal of the notes, be either (i) payable upon demand as of the closing of such Change of Control transaction or (ii) convertible into shares of the Company’s common stock immediately prior to such Change of Control transaction at a price per share equal to the lesser of (A) the VWAP average of the last 30 days before the date of consummation of the Change of Control, or (B) the per share consideration to be received by the holders of the Company’s common stock in such Change of Control transaction.

The 2018 Notes contain customary events of default, which, if uncured, entitle the Lenders to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, their Notes.

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the SEC on March 14, 2018, an affiliate of Remi Gaston-Dreyfus, a director of the Company, loaned $400,000 to the Company evidenced by a promissory note, dated March 14, 2018 (the “$400K Note”). As of March 30, 2018, the Company and the holder of the $400K Note entered into an exchange agreement (the “Exchange Agreement”), whereby the $400K Note was terminated and exchanged for a convertible promissory note for the same principal amount and issued pursuant to the terms of the Offering with an issue date as of March 14, 2018. The foregoing is a brief description of the terms of the Exchange Agreement and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the 2018 Notes is incorporated by reference herein. The 2018 Notes and, unless subsequently registered, the shares underlying the 2018 Notes, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S under the Securities Act.

Chinese Group Notes and Warrants

As previously disclosed by the Company in its Current Report on Form 8-K, filed with the SEC on May 25, 2017, on May 23, 2017 affiliates of Ginger Capital Investment Holding Ltd. (the “Chinese Group”) invested an aggregate of $500,000 in the Company as evidenced by convertible promissory notes (collectively, the “Chinese Group Notes”, and together with the 2018 Notes and the Existing Note, the “Notes”). The Chinese Group were also issued warrants by the Company in connection with the Chinese Group Notes (the “Chinese Group Warrants”).

Conversion of Notes

As of March 31, 2018, the Existing Notes and the Chinese Group Notes converted in accordance with their terms into an aggregate of 126,313,487 shares of the Company’s common stock (with the conversion described below of the 2018 Notes, the “Conversion”). As of March 31, 2018, the Company is obligated to convert the 2018 Notes in accordance with their terms into 61,037,660 shares of the Company’s common stock (the “2018 Note Conversion Shares”). However, as of the date hereof, the Company does not currently have authorized a sufficient number of shares of common stock to issue all of the 2018 Note Conversion Shares, and has issued an aggregate of 21,491,884 of the 2018 Note Conversion Shares. As contemplated by the terms of the 2018 Notes, the Company shall issue the remaining 39,545,776 2018 Note Conversion Shares upon the earlier of (i) a reverse stock split of the Company’s common stock that allows for the issuance of the 2018 Note Conversion Shares without violating the authorized share number of the Company and (ii) the approval of a proposal to increase the Company’s authorized shares of common stock at its next meeting of stockholders.

Determination of Shares Underlying Warrants and Exercise Price Thereof

As a result of the Conversion, and in accordance with the terms of the Existing Warrants and the Chinese Group Warrants, the aggregate number of shares of the Company’s common stock underlying the Existing Warrants has been determined to be 16,006,322 shares, with an exercise price of $0.0625 per share, and the aggregate number of shares of the Company’s common stock underlying the Chinese Group Warrants has been determined to be 2,348,587 shares, with an exercise price of $0.60 per share.

In addition to the Existing Warrants and the Chinese Group Warrants, as of March 31, 2018 there were approximately 12,749,283 shares of the Company’s common stock underlying outstanding warrants (the “Company Warrants”) that may be issued upon future exercises of the Company Warrants. Furthermore, as of March 31, 2018, there were approximately 1,313,745 shares of the Company’s common stock underlying outstanding warrants issued to or as directed by certain placement agents of the Company (the “Broker Warrants”). The Company Warrants and the Broker Warrants include price protection provisions that allow for a reduction in the exercise price thereof in the event the Company subsequently issues common stock or options, rights, warrants or securities convertible or exchangeable for shares of common stock at a price lower than the existing exercise price. Simultaneously, the number of shares of common stock that may be purchased upon exercise of each of Company Warrants and Broker Warrants shall be increased based on a pre-defined formula. As a result of the Conversion, the exercise price of the Company Warrants was decreased to $0.4868, and the number of shares of common stock underlying the Company Warrants was increased to 32,807,327, and the exercise price of the Broker Warrants was decreased to $0.2952, and the number of shares of common stock underlying the Broker Warrants was increased to 3,333,328.

The shares issued upon Conversion are issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, Section 3(a)(9) of the Securities Act and/or Regulation S under the Securities Act.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Conversion, on March 31, 2018, the Company issued to the Investors, the Chinese Group and the 2018 Investors an aggregate of 147,805,371 shares of the Company’s common stock, representing approximately 59% of the issued and outstanding shares of common stock and exchangeable shares of the Company as of the date of the Conversion, which may be deemed to be a change in control of the Company. As a result thereof, Remi Gaston-Dreyfus, a director of the Company, owns in the aggregate, directly or indirectly, 78,834,280 shares of the Company’s common stock and exchangeable shares, representing approximately 32% of the issued and outstanding shares of common stock and exchangeable shares of the Company, and André Auberton-Hervé, PhD, the Chairman of the Board of the Company, owns, directly or indirectly, 12,679,436 shares of the Company’s common stock, representing approximately 5% of the issued and outstanding shares of common stock and exchangeable shares of the Company. This does not include 39,545,776 additional shares of common stock expected to be issued when the Company has additional authorized shares to issue the remaining 2018 Note Conversion Shares.

Item 8.01	Other Events.

The Company issued a press release on April 3, 2018 in connection with the Conversion. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Allonge to Convertible Promissory Notes
10.2	Allonge to Common Stock Purchase Warrants
10.3	Exchange Agreement, dated March 30, 2018
99.1	Press Release dated April 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2018

BIONIK LABORATORIES CORP.

By:	/s/ Leslie Markow
Name:	Leslie Markow
Title:	Chief Financial Officer